NOTICE OF WITHDRAWAL
Of Tender of Any or All of the
4.250% Senior Notes due 2009
5.125% Senior Notes due 2014
6.125% Senior Notes due 2034
of
Jones Apparel Group, Inc.
Jones Apparel Group Holdings, Inc.
Jones Apparel Group USA, Inc.
Nine West Footwear Corporation
Jones Retail Corporation
Pursuant to the Prospectus dated                             , 2005
      This notice of withdrawal, or one substantially equivalent to this form, must be used to withdraw tenders of any of the Original Notes (as defined below) pursuant to the Company’s (as defined below) offer (the “Exchange Offer”) to exchange $1,000 principal amount of (i) new 4.250% Senior Notes due 2009 (the “New 2009 Notes”) for each $1,000 in principal amount of the Company’s outstanding 4.250% Senior Notes due 2009 (the “Original 2009 Notes”), (ii) new 5.125% Senior Notes due 2014 (the “New 2014 Notes”) for each $1,000 in principal amount of the Company’s outstanding 5.125% Senior Notes due 2014 (the “Original 2014 Notes”), and (iii) new 6.125% Senior Notes due 2034 (the “New 2034 Notes” and, together with the New 2009 Notes and the New 2014 Notes, the “New Notes”), for each $1,000 in principal amount of the Company’s outstanding 6.125% Senior Notes due 2034 (the “Original 2034 Notes” and, together with the Original 2009 Notes and the Original 2014 Notes, the “Original Notes”), described in the prospectus dated                    , 2005 (as the same may be amended or supplemented from time to time, the “Prospectus”) of Jones Apparel Group, Inc., a Pennsylvania corporation, Jones Apparel Group Holdings, Inc., a Delaware corporation, Jones Apparel Group USA, Inc., a Pennsylvania corporation, Nine West Footwear Corporation, a Delaware corporation, and Jones Retail Corporation, a New Jersey corporation (collectively, the “Company”). Except as otherwise provided in the Prospectus, holders of any of the Original Notes may withdraw their tenders of Original Notes at any time prior to 5:00 p.m., New York City time, on                    , 2005 or such later date and time to which the Exchange Offer may be extended (the “Expiration Date”). To withdraw a tender, a holder must deliver this notice of withdrawal, or one substantially equivalent to this form, by hand or by facsimile transmission or mail to SunTrust Bank (the “Exchange Agent”) prior to the Expiration Date. See “The Exchange Offer — Withdrawal of Tenders” in the Prospectus. Capitalized terms used but not defined herein shall have the same meaning given to them in the Prospectus.
The Exchange Agent for the Exchange Offer is:

SunTrust Bank

By Registered or Certified Mail:	By Hand or Overnight Courier:	By Facsimile:
SunTrust Bank Corporate Trust Depart. (mc008) 25 Park Place, 24th Floor Atlanta, Georgia 30303 Attention: George Hogan	SunTrust Bank Corporate Trust Depart. (mc008) 25 Park Place, 24th Floor Atlanta, Georgia 30303 Attention: George Hogan Confirm by telephone: (404) 588-7591 For information, call: (404) 588-7591	(404) 588-7335 Attention: George Hogan
      DELIVERY OF THIS NOTICE OF WITHDRAWAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF WITHDRAWAL VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID WITHDRAWAL. THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING CERTIFICATES, IS AT THE RISK OF THE HOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. YOU SHOULD READ THE INSTRUCTIONS ACCOMPANYING THE LETTER OF TRANSMITTAL CAREFULLY BEFORE YOU COMPLETE THIS NOTICE OF WITHDRAWAL.

Ladies and Gentlemen:
      The undersigned hereby withdraws, upon the terms and subject to the conditions set forth in the Prospectus and the related letter of transmittal, the aggregate principal amount of Original Notes indicated below pursuant to the procedures for withdrawal set forth in the Prospectus under the caption “The Exchange Offer — Withdrawal of Tenders”.
      The undersigned understands that no withdrawal of a tender of Original Notes may be made on or after the Expiration Date. The undersigned understands that for a withdrawal of a tender of Original Notes to be effective, a written notice of withdrawal that complies with the requirements of the Exchange Offer must be timely received by the Exchange Agent at one of its addresses specified on the cover of this notice of withdrawal prior to the Expiration Date.
Name of Person who Deposited
the Original Notes to be Withdrawn:

(Please Print or Type)
Name in which the Original Notes to be Withdrawn
are to be Registered, if Different from Depositor:

(Please Print or Type)
Signature(s):

Address(es):

Area Code(s) and Telephone Number(s):

If Original Notes were delivered by book-entry transfer
at DTC, insert Depository Account Number:

Date:

Total Principal Amount of
the Original Notes to be Withdrawn:

	Principal Amount of	Principal Amount of	Principal Amount of
	Original	Original	Original
Certificate Numbers(s)*	2009 Notes Withdrawn	2014 Notes Withdrawn	2034 Notes Withdrawn

* Need not be completed if the Original Notes being withdrawn are in book-entry form.

      This notice of withdrawal must be signed by the depositor(s) of Original Notes in the same manner as the original signature on the letter of transmittal by which such Original Notes were tendered, with any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee register the transfer of such Original Notes into the name of the person withdrawing the tender. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.
Name(s):

Title(s):

Signature(s):

Address(es):

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